FOR IMMEDIATE RELEASE: DRAFT DRAFT – V3 as of 9.5.07

China Sun Group Reports Strong Revenues of $8.3 Million and Achieves Profitability in Fiscal 2007

LIAONING PROVINCE, China: September XX, 2007: China Sun Group High-Tech Co., ( OTCBB: CSGH ) (“China Sun Group”), formerly known as Capital Resource Funding Corp., announced today its audited financial results for the fiscal year ended May 31, 2007. All results presented herein are represented in U.S. Dollars. Full details on year-end financial results are available on Form 10-KSB filed at http://www.sec.gov .

Highlights:

--Revenue increased eight-fold to $8,275,066 compared to $277,715 for the year ended May 31, 2006
--Income from operations grew to $1,400,18 compared to loss from operations of $343,950 for the year ended May 31, 2006
--Net Income increased to $529,086 or $0.01 per share compared to a net loss of $127,601 or $(0.01) per share reported in fiscal 2006

“I enthusiastically report that in our first year of operations we achieved impressive revenue growth and profitability,” said Bin Wang, CEO of China Sun Group. “In April 2006, our subsidiary DLX commenced production and quickly amassed sales of over $1.5 million.
Our strong performance in fiscal 2007 indicates we can continue to drive sales momentum by servicing manufacturers with the highest quality components for lithium ion battery circuitry.”

Accomplishments in Fiscal 2007
--Successfully acquired, integrated and commenced operations of majority-owned subsidiary, Da Lian Xin Yang High-Tech Development Co. Ltd ("DLX"), based in China. DLX is the second largest non-governmental manufacturer of high-tech cobalt series products in Asia, according to the Chinese Battery Association.

-- DLX served six leading battery producers in China since production began in April 2006. These include Hunan Shanshan Advanced Material, CITIC Guoan Mengguli Corporation, Hunan Reshine New Material Co., Ltd., Changzhou PowerGenie Materials Co., Ltd., Xiamen Tungsten Co., Ltd, and Beijing Easpring Material Technology Co., Ltd., one of which accounted for 76% of total revenues.

--During 2007, China Sun launched various marketing campaigns resulting in adding several new customers including: Zhejiang Tianhong Energy Technology Co., Ltd., Zhejiang Wanma Battery Co., Ltd., Guangzhou Huaneng Battery Co., Ltd. and Shenzhen Sunristar Electronics Co., Ltd. In the international market, China Sun approached potential customers such as Panasonic, Sanyo, Maxell and Samsung.

-- Began construction on a state-of-the-art R&D test and detection center, equipped with detection and test apparatus and instruments. The center will be used to conduct internal product quality controls reviews and keep abreast of the latest technological developments

Financial Results:

Revenues for the year ended May 31, 2007 totaled $8,275,066 compared to $277,715 for the year ended May 31, 2006, an increase of $7,997,351. The increase resulted from new sources of sales channels and market demand from business development of new customer. Cost of revenues for the year ended May 31, 2007 totaled $4,758,023 compared to $Nil for the year ended May 31, 2006. General and administrative expense for the year ended May 31, 2007 totaled $1,247,533compared to $163,341 for the year ended May 31, 2006, an increase of $1,084,192. The increase resulted from the allowance of doubtful account of $777,831 and the overhead for a new office setup in the States.

Research and development expense for the year ended May 31, 2007 totaled $89,166 compared to $83,000 for the year ended May 31, 2006, an increase of $6,166. The increase resulted from the continuous development of new products and advancement of manufacturing methods.

Income from operations for the year ended May 31, 2007 totaled $1,400,185 compared to loss from operation of $343,950 for the year ended May 31, 2006, an increase of $1,744,135. The increase resulted from growth in sales. During the years ended May 31, 2007 and 2006, net cash used for operating activities was $730,162 and $651,081, respectively. During fiscal 2007, operating funds were primarily used for working capital and increase in the balance of trade accounts receivable.

Net cash used for investing activities was $72,764 and $5,836, for the years ended May 31, 2007 and 2006, respectively. During fiscal 2007, investing funds were primarily used to the purchase of plant and equipment. Net cash received from financing activities was $1,297,272 and $542,623, for the years ended May 31, 2007 and 2006, respectively. During fiscal 2007, financing funds were primarily received from the settlement of the amount due from a related party.

Recent Developments

--Korea’s Project Development & Consultation Co., Ltd. (PD&C) entered into a two-year agent agreement with DLX. Under this agreement, PD&C will act as a reseller for DLX products in South Korea and indicates it expects to sell USD $8 million or more worth of products per year.

--The potential customers we have approached and have showed strong interest in our products in the international market include: Tanaka, Honjo, HLST, Sanyo, Sony, Panasonic, Nihonkagakusangyo, Maxell, LG, Samsung, SK, Hanhua and Light & Future.

-- Through its R&D group, China Sun has successfully acquired nanometer technologies to create the following three series of nanometer metal products: Nanometer Simple Metal Substance; Nanometer Compound Metal Substance; and Nanometer Metal Alloy. These innovative technologies will help meet new demand for state-of-art applications in anode materials.

-- In June 2007, DLX entered into a Contract of Cooperation to purchase 80% of the mining and prospecting rights to cobalt mine owned by Shengbao Group and South African Shengbao Mining Enterprises (collectively "Shengbao) in Lubumbashi, Katanga, Democratic Republic of Congo. Shengbao will own the remaining 20% and will be given the right to purchase any surplus cobalt mined, once DLX has filled its backlog of orders. DLX plans to set-up its own facility near the mine to produce finished cobalt products from raw cobalt ore in Africa. The processing facility is designed increase the extraction rate of the cobalt, and decrease production costs by creating a direct channel from the mine to the processing plant.
--The Embassy of the Congo Government visited Capital Resource in August 2007 to discuss government investment strategy in DLX’s mining and production facility in Africa. The Embassy indicated their strong support and future collaboration in helping DLX achieve its goals.

-- Executive management team completes the world-leading training and consultation program, Six Sigma Management
--Receives Preliminary Accreditation from the State Intellectual Property Office of the People's Republic of China

Wang commented on the Company’s business outlook, “DLX has the expertise and sizable production capacity to support our existing and new customers. The acquisition of the Congo mine, establishment of a comprehensive supply chain for lithium ion batteries and components, and new capabilities incorporating nano-technologies, should increase our market share among lithium ion manufacturers and end users of finished products worldwide. We are on track to substantially grow our revenues and earnings in fiscal 2008 and beyond.”

About  China Sun Group High-Tech Co.

China Sun Group High-Tech Co., formerly known as Capital Resource Funding, produces anode materials used in lithium ion batteries. Through its majority-owned operating subsidiary, Da Lian Xin Yang High-Tech Development Co. Ltd ("DLX"), the Company primarily produces cobaltosic oxide and lithium cobalt oxide. According to the China Battery Industry Association, DLX has the second largest non-governmental manufacturer of high-tech cobalt series products in Asia. Leveraging its technological leadership in China, high-quality product line and scalable production capacity, DLX plans to create a fully integrated supply chain from the primary manufacturing of cobalt ore to finished products, including lithium ion batteries. For more information, visit http://www.china-sun.cn/English/Aboutus.asp .

Safe Harbor Statement

Statements in this press release which are not historical data are forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the company's control, which may cause actual results, performance or achievements of the company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those detailed in the company's periodic filings with the Securities and Exchange Commission.

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CONTACT:

At the Company:
Thomas Yang, Assistant to the President
Tel: 917-432-9350 (U.S.) or
86 411 8289-7752 (China)
Fax: 86 411 8289-2739
mailto:yang_xianfu@yahoo.com.cn
or
Investor Relations:
Peter Clark
OTC Financial Network
Tel: +1 (781) 444-6100 ext.629

peter@otcfn.com

www.otcfn.com/crfu